As filed with the Securities and Exchange Commission on September 8, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	85-2560226 (I.R.S. Employer Identification No.)
3520 Challenger Street
Torrance, California 90503-1640
(844) 654-2642
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Matthew Sant, Esq.
Senior Vice President, General Counsel and Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640
(844) 654-2642
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Katheryn A. Gettman, Esq.
Kevin J. Roggow, Esq.
Cozen O’Connor
Three World Trade Center
175 Greenwich Street, 56th Floor
New York, New York 10007
(212) 908-1294
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied up on in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated September 8, 2026
PROSPECTUS
Navitas Semiconductor Corporation
8,202,598 Shares of Class A Common Stock
This prospectus relates to the offering of up to 8,202,598 shares of Class A common stock, par value $0.0001 per share (our “Class A Common Stock”), of Navitas Semiconductor Corporation, a Delaware corporation, (“Navitas,” “we,” “us,” “our,” or the “Company”), which we may issue pursuant to that certain Agreement and Plan of Merger, dated as of August 24, 2026 (the “Merger Agreement”), by and among the Company, Claros, Inc., a Delaware corporation (“Claros”), Compass Merger Sub 1 Inc., a Delaware corporation (“Merger Sub 1”), Compass Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as securityholders’ representative (the “Securityholders’ Representative”). The Company, Claros, Merger Sub 1, Merger Sub 2 and the Securityholders’ Representative are each referred to herein as a “Party” and, collectively, as the “Parties.”
Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, the Parties intend that (i) Merger Sub 1 will be merged with and into Claros, with Claros being the surviving corporation in such merger (the “First Merger”), and (ii) immediately following the consummation of the First Merger, Claros will be merged with and into Merger Sub 2, with Merger Sub 2 being the surviving limited liability company in such merger (such second-step merger, the “Second Merger,” and together with the First Merger, collectively, the “Mergers” and each a “Merger”). As set forth in the Merger Agreement, the shares of Class A Common Stock registered hereunder relate to (i) 6,912,729 shares of Class A Common Stock issuable by the Company to certain eligible securityholders of Claros at the closing of the Mergers (the “Closing Shares”), and (ii) up to 1,289,869 shares that may be issuable to certain eligible securityholders of Claros based on the achievement of certain business milestones (the “Earnout Shares”) during the period from the closing date of the Mergers through and including the day immediately prior to the two (2)-year anniversary of such date.
We will not receive any cash proceeds when we issue shares of our Class A Common Stock offered by this prospectus. We will pay all expenses of the offering of shares of our Class A Common Stock under this prospectus.
An investment in shares of our Class A Common Stock involves risk. See “Risk Factors” on page 2 of this prospectus, as well as the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those risks contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference in this prospectus.
Our Class A Common Stock is listed on the Nasdaq Global Market under the symbol “NVTS.” On September 4, 2026, the closing price of our Class A Common Stock was $11.80 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 8, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which we may issue up to 8,202,598 shares of our Class A Common Stock in connection with the Merger Agreement.
You should rely only on the information provided in this prospectus and the information incorporated by reference in this prospectus and any post-effective amendment. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any post-effective amendment. We are not making an offer to sell our Class A Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any post-effective amendment is as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus and the documents incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.
References in this prospectus to “Navitas,” “we,” “us,” “our” or the “Company” refer to Navitas Semiconductor Corporation, a Delaware corporation.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus involves risks. Before investing in our securities, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently-filed Quarterly Reports on Form 10-Q, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q, or our other filings with the SEC, or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Please also carefully read the section entitled “Cautionary Statement About Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose risk factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent Annual Report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.” The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the documents that contain them. We undertake no obligation to publicly revise or update forward-looking statements to reflect events or circumstances that arise after those dates, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in such forward-looking statements.

SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 2 herein and in Part I, Item 1A of our most recent Annual Report on Form 10-K, and any updates to those risk factors or new risk factors included in subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated by reference herein.
Company Overview
We design, develop and market next-generation power semiconductors including gallium nitride (“GaN”) power integrated circuits (“ICs”), high-voltage silicon carbide (“SiC”) devices and associated high-speed silicon system controllers, and digital isolators used in power conversion and charging. We focus on high-power markets including artificial intelligence (“AI”) data centers, energy and grid infrastructure, performance computing and industrial electrification.
Our products are engineered to deliver superior efficiency, performance, power density, and sustainability compared to legacy, silicon-based technologies. By leveraging the unique properties of wide bandgap materials such as GaN and SiC, our solutions enable higher power throughput, higher voltage operation, improved thermal performance, and reduced system size and cost, which are critical advantages for high-power applications such as hyperscale and AI data centers, grid electrification, high-performance computing clusters, and industrial automation. We operate as a product design house that contracts the manufacturing of its chips and packaging to partner suppliers.
Through this focus on high-power markets, we are positioned to support the global transition to electrification and energy conservation. Our mission is to drive innovation in high-frequency, high-efficiency, and high-density power electronics, enabling our customers to achieve greater energy savings, operational reliability, and sustainability. By unlocking new levels of speed and efficiency, Navitas is leading the transformation of power electronics to “Electrify Our World”™ for a cleaner, more connected future.
The Merger Agreement
On August 24, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Claros, Inc., a Delaware corporation (“Claros”), Compass Merger Sub 1 Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub 1”), Compass Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub 2”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the securityholders of Claros (the “Securityholders’ Representative”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, the parties intend that (i) Merger Sub 1 will be merged with and into Claros, with Claros being the surviving corporation in such merger (the “First Merger”), and (ii) immediately following the consummation of the First Merger, Claros will be merged with and into Merger Sub 2, with Merger Sub 2 being the surviving limited liability company in such merger (such second-step merger, the “Second Merger,” and together with the First Merger, collectively, the “Mergers” and each a “Merger”).
The aggregate purchase price pursuant to the Merger Agreement is estimated to be approximately $232.8 million, of which approximately $126.4 million of the purchase price will be payable at closing in cash, subject to adjustment for working capital, net debt and transaction fees and expenses, approximately $89.7 million of the purchase price will be payable at closing in 6,912,729 shares of Class A Common Stock, and approximately $16.7 million of the purchase price will be payable in up to 1,289,869 shares of Class A Common Stock based on the achievement of certain business milestones (the “Earnout”) during the period from the closing date through and including the day immediately prior to the two (2)-year anniversary of the closing date (the “Earnout Period”). For purposes of determining the estimated aggregate purchase price, the

Company has based the value of that portion of the purchase price to be paid in shares of its Common Stock on the closing price per share of Common Stock on August 21, 2026, which was $12.97 (the “Reference Share Price”).
The Merger Consideration (as defined in the Merger Agreement) is subject to adjustment at and following the closing date for working capital and other items.
We will also issue performance stock units (the “PSUs”) to certain employees of Claros who will continue their employment with us after the closing of the Mergers. The PSUs will be issued under our 2021 Equity Incentive Plan, as amended, and will vest on the achievement of certain business milestones during the Earnout Period. If and to the extent vested, the PSUs will be paid in shares of the Class A Common Stock. The PSUs have an approximate value of $28.9 million based on the Reference Share Price.
The Mergers are subject to customary closing conditions, including clearance of the Mergers from the Department of Justice under the Hart Scott Rodino Act of 1976, and the effectiveness of this registration statement. Subject to satisfaction or waiver of the conditions of the Merger Agreement, we currently anticipate the closing of the Mergers to occur prior to December 31, 2026; however, there can be no assurance that the Mergers will close before December 31, 2026, or at all.
The consummation of the Mergers does not require the approval of the Company’s stockholders. Merger Sub 2 does not, and will not after the consummation of the Mergers, qualify as a “significant subsidiary” as defined under applicable SEC regulations.
Corporate Background
Navitas Semiconductor Corporation was originally incorporated as Live Oak Acquisition Corp. II. On October 19, 2021, as part of a series of related transactions (which we refer to as the “Business Combination”), the registrant acquired all of the equity interests of Navitas Semiconductor Limited, an Irish private company domesticated in Delaware as Navitas Semiconductor Ireland, LLC (collectively, “Legacy Navitas”) and changed the name of the registrant to Navitas Semiconductor Corporation. As a result, Legacy Navitas became a wholly owned subsidiary of Navitas Semiconductor Corporation effective October 19, 2021.
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC.

THE OFFERING
Class A Common Stock offered by us
This prospectus relates to up to 8,202,598 shares of our Class A Common Stock issuable in connection with the transactions contemplated by the Merger Agreement and comprising the Closing Shares and Earnout Shares.
Use of proceeds
We do not expect to receive any proceeds from the issuance of the shares of Class A Common Stock registered hereunder other than the businesses, assets, properties or securities acquired.
Risk factors
Investing in our Class A Common Stock involves a high degree of risk. You should carefully read “Risk Factors” on page 2 of this prospectus as well as other information included and incorporated by reference in this prospectus a discussion of factors that you should consider before deciding to invest in our Class A Common Stock.
Nasdaq Global Market
symbol
NVTS.

USE OF PROCEEDS
This prospectus relates to up to 8,202,598 shares of our Class A Common Stock issuable in connection with the transactions contemplated by the Merger Agreement and comprising the Closing Shares and Earnout Shares. We do not expect to receive any proceeds in connection with the issuance shares of Class A Common Stock registered hereunder other than the businesses, assets, properties or securities acquired.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock and provisions of our second amended and restated certificate of incorporation (our “Certificate of Incorporation”), and amended and restated bylaws (our “Bylaws”) are summaries and are qualified by reference to our Certificate of Incorporation and our Bylaws that are on file with the SEC. You should read these documents in full for complete information on our capital stock.
Authorized Capital Stock
Our Certificate of Incorporation authorizes us to issue 751,000,000 shares, each with a par value of $0.0001 per share, consisting of (a) 750,000,000 shares of common stock (the “Common Stock”) including (i) 740,000,000 shares of Class A Common Stock and (ii) 10,000,000 shares of Class B common stock (“Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (“Preferred Stock”).
Common Stock
Voting rights.   Each holder of Class A Common Stock is entitled to one vote per share held. Except as otherwise required by our Certificate of Incorporation or by applicable law, holders of Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting in the election of directors. As a result, holders of more than 50% of shares eligible to vote in the election of directors can elect all of the directors.
Dividend rights.   Subject to any other provisions of our Certificate of Incorporation, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of Class A Common Stock held, such dividends and other distributions in cash, stock or property when, as and if declared by our board from time to time out of assets or funds of the company legally available therefor.
Rights upon liquidation.   In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, after payments to creditors that may at the time be outstanding, and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of our Class A Common Stock will be entitled to receive, ratably in proportion to the number of shares of Class A Common Stock held, all remaining assets of the Company available for distribution.
Preferred Stock
Under the terms of our Certificate of Incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The issuance of preferred stock could have the effect of decreasing the trading price of our Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of our Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the company.
As of September 4, 2026, we had 82 holders of record of our Common Stock.
Annual Stockholders’ Meetings
Our Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend our Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of our Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our Class A Common Stock at prices higher than prevailing market prices.
Special Meetings
Our Certificate of Incorporation provides that special meetings of our stockholders may be called only by the chairman of our board, our chief executive officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders are not eligible and have no right to call a special meeting of stockholders.
Our Bylaws also provide that unless otherwise restricted by our Certificate of Incorporation or our Bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.
Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
Our Bylaws may be amended, altered or repealed (i) by the affirmative vote of a majority of our entire board; or (ii) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.
Exclusive Jurisdiction of Certain Actions
Our Certificate of Incorporation requires that derivative actions brought in the name of the company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Listing
Our Class A Common Stock is listed on the Nasdaq Global Market under the symbol “NVTS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

LEGAL MATTERS
Cozen O’Connor, New York, New York, will issue an opinion about certain legal matters with respect to the securities offered hereby.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2025 and for the year then ended, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of the Company as of December 31, 2024 and for the year then ended, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://ir.navitassemi.com. Our website is not a part of this prospectus and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus will be updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference, have been modified or superseded by subsequent filings.
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026, and for the quarter ended June 30, 2026, filed with the SEC on July 27, 2026;

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our Current Reports on Form 8-K filed with the SEC on February 24, 2026; February 24, 2026; March 11, 2026, March 17, 2026, April 13, 2026, May 4, 2026, May 5, 2026, May 11, 2026, May 13, 2026, May 22, 2026, May 22, 2026, June 4, 2026, June 9, 2026, June 15, 2026, June 26, 2026, and August 25, 2026; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 19, 2021, including any amendments filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 27, 2026.

In addition, all documents we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640
Attention: Corporate Secretary
Telephone: (844) 654-2642

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation and bylaws. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors and executive officers.
The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.
The foregoing summaries are necessarily subject to the complete text of the DGCL, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 21.   Exhibits.
(a)   The following exhibits are included herein or incorporated by reference:
Exhibit No.	Description
2.1+
Agreement and Plan of Merger, dated August 24, 2026, by and among Navitas Semiconductor Corporation, Claros, Inc., Compass Merger Sub 1 Inc., Compass Merger Sub 2 LLC, and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on August 25, 2026).

3.1
Second Amended and Restated Certificate of Incorporation of Navitas Semiconductor Corporation (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on October 25, 2021).

3.2	Amended and Restated Bylaws of Navitas Semiconductor Corporation (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on April 10, 2025).
5.1*	Opinion of Cozen O’Connor.
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 6, 2024).
23.1*	Consent of KPMG LLP.
23.2*	Consent of Baker Tilly US, LLP.
23.3*	Consent of Cozen O’Connor (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this registration statement).
107*	Filing Fees Table.

+
The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon request; provided, that the Company may request confidential treatment for any exhibits or schedules so furnished.

*
Filed herewith.

(b)   Financial statement schedules
Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted
ITEM 22.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(d)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)   The undersigned registrant hereby undertakes as follows:
(1)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(2)   That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(g)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on September 8, 2026.
NAVITAS SEMICONDUCTOR CORPORATION
/s/ Chris Allexandre

Chris Allexandre
President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned directors and officers of Navitas Semiconductor Corporation hereby constitutes and appoints each of Chris Allexandre, Tonya Stevens and Matthew Sant as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement filed herewith and any and all amendments to this registration statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and cause the same to be filed with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Chris Allexandre Chris Allexandre	President, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2026
/s/ Tonya Stevens Tonya Stevens	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 8, 2026
/s/ Richard J. Hendrix Richard J. Hendrix	Director and Chairman of the Board	September 8, 2026
/s/ Cristiano Amoruso Cristiano Amoruso	Director	September 8, 2026
/s/ Gregory M. Fischer Gregory M. Fischer	Director	September 8, 2026
/s/ Davin D. Lee Davin D. Lee	Director	September 8, 2026
/s/ Brian Long Brian Long	Director	September 8, 2026
/s/ David Moxam David Moxam	Director	September 8, 2026
/s/ Dipender Saluja Dipender Saluja	Director	September 8, 2026
/s/ Gary K. Wunderlich, Jr. Gary K. Wunderlich, Jr.	Director	September 8, 2026